EXETER FUND, INC.
                               RESTATED SCHEDULE B
                            SERVICES AND FEE SCHEDULE
                             DATED NOVEMBER 20, 2000

     The following is a restatement to the existing Transfer Agent Agreement services and fee Schedule B between the Exeter Fund, Inc. (formerly known as the Manning & Napier Fund, Inc.) and Manning & Napier Advisors, Inc.:


SERIES                                           PERCENTAGE
------                         ----------

Blended  Asset  Series  I                          0.024%
Blended  Asset  Series  II                         0.024%
World  Opportunities  Series                       0.024%
     (formerly  World  Opportunities  Fund)
Tax  Managed  Series                               0.024%
Maximum  Horizon  Series                           0.024%
     (formerly  Blended  Assets  Growth  Plus  Series)
New  York  Tax  Exempt  Series                     0.024%
Ohio  Tax  Exempt  Series                          0.024%
Diversified  Tax  Exempt  Series                   0.024%
Defensive  Series                                  0.024%
     (formerly  Blended  Assets  Defensive  Series)
PureMark  Series                                   0.024%
     (formerly  Socially  Responsible  Series)